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                            EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Harper Group, Inc. on Form S-4 of our report dated March 8, 1996 incorporated by reference in the annual report on Form 10-K of The Harper Group, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP
San Francisco, California
December 9, 1996